CORPORATE PARTICIPANTS

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Senior VP, Treasurer & CFO

CONFERENCE CALL PARTICIPANTS

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Joe Edelstein Johnson Investment Counsel, Inc. - Portfolio Manager

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Q2 2019 Sturm, Ruger Earnings Conference Call. (Operator Instructions) Also as a reminder, this conference call is being recorded.

At this time, I'd like to turn the call over to Chris Killoy, Chief Executive Officer. Please go ahead.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good morning, and welcome to Strum, Ruger & Company Second Quarter 2019 Conference Call. I would like to ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements. Then Tom Dineen, our Chief Financial Officer, will give an overview of the second quarter financial results, and then I will discuss the state of the market and update you on our operations, and then we'll get to your questions.

Kevin, let's get started.

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Sure, Chris. We want to remind everyone that statements made in the course of this meeting, the state the company's or management's intentions, hopes, believes, expectations or predictions of the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time-to-time in the company's SEC filings, including, but not limited to the company's reports on Form 10-K for the end year ended December 31, 2018, and Form 10-Q for the fiscal quarter ended June 29, 2019. Copies of these documents may be obtained by contacting the company or the SEC or on the company website at ruger.com/corporate or at the SEC website at sec.gov.

We do reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2018, and our Form 10-Q for the quarter ended June 29, 2019, which also are posted on our website. Furthermore, the company disclaims all responsibility to update forward-looking statements. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Kevin. Now Tom will provide a financial summary of the second quarter. Tom?

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Senior VP, Treasurer & CFO

Thanks, Chris. For the second quarter of 2019, net sales were $96.3 million and diluted earnings were $0.35 per share. For the comparable prior year period, net sales were $128.4 million and diluted earnings were $0.86 per share.

For the first 6 months of 2019, net sales were $210.4 million and diluted earnings were $1.09 per share. For the corresponding period in 2018, net sales were $259.6 million and diluted earnings were $1.68 per share. The reduced profitability in the second quarter and first half of 2019 was due primarily to the decrease in our sales and production, which resulted in unfavorable deleveraging of fixed costs, such as depreciation, maintenance, indirect labor and engineering.

The balance sheet. At June 29, 2019, our cash and short-term investments totaled $131.8 million. Our current ratio was 5.1:1 and we have no debt. At June 29, 2019, stockholders' equity totaled $275.8 million, which equates to a book value of $15.76.

In the first half of 2019, we used $6.4 million of cash in our operations.

Cash returned to shareholders. In the first half of 2019, the company returned $10 million to its shareholders through the payment of dividends. Our Board of Directors declared a $0.14 per share quarterly dividend for shareholders of record as of August 15, 2019, payable on August 30, 2019.

As a reminder, our quarterly dividend is approximately 40% of net income and therefore, varies quarter-to-quarter. That's the financial update for the second quarter. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Tom. Demand. Thus far 2019 has been challenging for the firearms industry. The adjusted NICS checks decreased 5% in the first 6 months of 2019 from the comparable prior year period. Our internal surveys of distributors and retailers indicate that the overall market for new firearms in the first half of the year may have declined more than adjusted NICS data would indicate. The estimated unit sell-through of our products from the independent distributors to retailers decreased 26% for the same period. The discrepancy between the decrease in our sell-through and the decrease in adjusted NICS may be attributable to the following: The discounting and extension of payment terms offered by our competitors; relatively fewer new product shipments compared to the first half of 2018, which benefited from the launch of 4 major new products in December of 2017.

The loss of a formerly significant distributor that ultimately filed for bankruptcy protection in June 2019, our shipments were then significantly reduced in 2019 and decreased retailer inventories as the anticipation of further discounting led to cautious buying behavior by the retailers.

Our surveys indicate used firearms sales at retail increased in the first half of 2019. This would also explain some of the disparity between our sales results and the adjusted NICS data, which includes both new and used firearms.

Despite the softness in demand and the weaker market, we did not attempt any quick fixes. Unlike some of our competitors, who offer deep discounts and reckless extension of payment terms, in effort to generate better short-term results. We remain focused and consistent on the execution of our long-term strategy. We will continue to develop innovative and exciting new products, optimize our cost efficiency through our commitment to lean business practices and employ a disciplined approach to capital allocation.

New product sales represented $43 million or 22% of firearms sales in the first 6 months of 2019. New product sales include only major new products that were introduced in the past 2 years, which include the Wrangler revolver, the Pistol Caliber Carbine, the EC9s pistol, the Security-9 pistol, the AR pistol and the Precision Rimfire Rifle. As a reminder, derivatives, distributor specials and line extensions are not included in our calculation of new product sales.

Production and inventory. We base our production and manage our inventory levels primarily through semimonthly reviews of the estimated sell-through of our products from the independent distributors to retailers.

We also review our inventory and that of our independent distributors. Our total unit production for the second quarter of 2019 was 20% below the first quarter of 2019. As a result of our disciplined approach to production, the combined inventories in our warehouses and at our distributors decreased 18,000 units during the second quarter of 2019 despite the reduced demand. This allows further flexibility in our production and inventory management as we entered the second half of the year.

In response to the reduced production of the second quarter, we were proactive in managing our workforce. We maintained the hiring freeze that was implemented in the first quarter and let attrition reduce our workforce.

Overtime was reduced. We took 2 additional shutdown days in the second quarter, and we will take 3 shutdown days in addition to our normal annual weekly shutdown in the third quarter.

Capital expenditures. Capital expenditures in the first 6 months of the year were $3.9 million, which is low for us. However, as we have mentioned in the past, this is not indicative of a lack of new product development activity nor does it signal a change in our commitment to new products. Consequently, we expect our total capital expenditures to approximate $15 million in 2019.

Cash and short-term investments. Our cash and short-term investments balance of $132 million is more than we need to support our normal operations. Our capital allocation philosophy has not changed. Our primary responsibility is a stewardship of our shareholders assets and the creation of shareholder value. We are constantly looking for opportunities to generate strong returns to our capital. We stand ready to capitalize if the right opportunities arises at the right price.

Nevertheless, if we get to a point where we decide that we will not be able to employ our capital, we will return the cash to our shareholders in the form of dividends.

Operator, may we please have the first question.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Our first question comes from Brian Rafn from Morgan Dempsey.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Can you, Chris, just kind of take us to the second quarter and kind of look at maybe the cadence of business. Did it continue to decline month-over-month? You said it was down quarter-versus-quarter, like 20% in your production SIOP. I'm just kind of wondering, what you're seeing the pattern of demand?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, Brian, as you will recall, I mean, the summer months typically are the slowest months in the firearms industry. What we saw was things slow down perhaps a little bit earlier than they normally do. However, this -- not unexpectedly, we saw that seasonal downturn, but it stayed pretty soft. And I would tell you the -- it remains a buyer's market at all levels. We saw a lot of deals being offered by our competitors. And in many cases, we had some strong programs out there to allow retailers to buy Ruger guns at a discount. But they are same programs offered throughout the -- to all retailers. And candidly, we didn't cut any deals. We didn't offer an extended payment terms, and we likely may have paid a short-term price for that.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. What kind of -- what you are seeing relative to some of the -- at the wholesale level, what kind of magnitude of discounting are you seeing? Or maybe is it comparable to what we saw back in 2017?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

The biggest thing we saw with distributor, the distributor network this year was the bankruptcy filing of one of our major distributors. And that certainly had an impact during the quarter as well as slowdown in things started to really unravel as they approached bankruptcy, we saw that really throughout the first quarter as well. I mean -- and being one of the few manufacturers in the business, who are 100% 2-step distribution. When that happens, it impacts those retailers who are serviced by that distributor as well as some of the big box accounts that may have to move their business. So all that is something that we had to react to throughout the first half of the year.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Relative to, I think, it was to Ellett Brothers or whatever historically. What's been kind of the dislocation there? Are they -- is that a [chapter 11] (added by company after the call)? Is that a reorganization or are they just out of business?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Right now, I believe, it's still in Chapter 11 proceedings. They are in the process, I think, last we heard, I believe, most of their inventory has been sold. Some of that at steep discounts. Frankly, we're not sure where that's going to go. I would be -- I'm less than optimistic that they will emerge as a viable distributor for us going forward. I think that's not likely to happen. So when that does, all of that disruption to that base, if you have retailers, who're served by those distributors, that causes them to look for new lines of credit, new sources of product and -- provides a pretty good level of disruption within the industry. At one time the Ellett Brothers and Jerry's were a couple of our top distributors over the years, that had changed in the last couple of years. But has still an impact on that distribution network.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Right. Do you see -- in your 2-step process, do you see, it's incrementally some higher demand as that gap or void or do you think with Jerry's and Ellett being out that is kind of a new lower-level. And that business, wholesale may not come back by being redistributed across other wholesalers?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I mean, usually what we've seen in the past, I mean, again, this is pretty much behind us with the Ellett and Jerry's situation. But it takes a while for that business to shift over to other wholesalers. We've got a lot of strong wholesalers in our network that we're very pleased to do business with. We think the vast majority of that business will likely move there, but you always may lose a little bit in the translation. So it is hard to say, if the -- especially the bigger accounts get a lot of handholding from the new distributor they are going to be working with as well as our sale staff to make sure that we can help them through that transition and get back up and running with their new source of supply.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Got you. With your kind of bimonthly SIOP planning, as you kind of level load, what are your kind of running? Obviously, seasonally summer is really slow, and I certainly understand that -- what are you running shift wise? Are you down to maybe 1 shift across most of the production lines?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

It varies, Brian, depending on the product line. For example, on a new product like the Wrangler, ramp up in New Hampshire, we've got significant amount of demand. We're putting new equipment into place. But in the meantime, we're actually working some weekend shifts to support the demand we're seeing out there. And in other case, it makes more sense to stay with a second shift in certain parts of the business, rather than try to put more capacity on the first shift. So it does really vary. We've got some that are running through the weekend and some that are first shift only.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Okay. And I think you mentioned back in 2018 that it was a really a record year in repurposing CNC machine tools and moving tooling and that around. Was the second quarter and maybe the first quarter kind of the same pace? Or has that back off a little bit, or is it accelerating?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

No. Our folks have become very professional at moving machines and equipment from plant to plant as it -- as we need to for both increased production as well as new product development. The biggest thing when you look at capital expenditures, of course, is that, what you see as a capital -- CapEx number for given quarter doesn't mean that, that cash was spent that quarter. That cash may have been spent sometime before, and we don't roll it into the CapEx number until we go into production. So there are some significant things we're working on for the back half of the year and for 2020, that -- you'll see that in future CapEx numbers.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Okay. Chris, you guys have run roughly about 140 guys in your research group, and you've got 85, 90 or 100 kind of engineering guys on your design teams. Any contraction in headcount there? And the second part of your question might be given how kind of tepid sales are, do you guys maybe stage or emphasize some of the major new frame product launches versus something that might be just be a caliber iteration when you kind of looking at, when you're trying to create some buzz and demand, a new product that's kind of a dynamic new frame versus something it maybe just an iteration?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

No. I mean, it's really a combination. To the first part of your question, there are no cutbacks in our commitment to engineering and R&D. We've got full speed ahead in that regard. We're recently looking for some mechanical engineers. We have got our internship program, right now going on for folks -- young folks who are between typically their junior and senior year in college, hoping to recruit some additional mechanical engineers into our pipeline. So that part of our strategy really remains unchanged.

When it comes to those derivatives and things like that, that's been a unique part of Ruger's success of late. And we have, I believe, the last count, we're probably 750 individual SKUs built this year to date. And that includes maybe 300 to 400 catalog items and the rest are things like cerakote models, camouflage dip models, different slide configurations. Recently, we launched what we call the flag series of products. We had AR-556, MPR, we had the AR-556 pistol, Precision Rimfire and a PC carbine, all with the distinctive flag pattern that was -- that our folks produced using cerakote technology. We've got cerakote and dipping in all 3 facilities, so it gives us a unique ability to kind of capitalize on the short runs, might be on that couple of hundred that a particular distributor or even a big retailer may request.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Okay. Are you talking dealers specials, right?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Distributors specials, yes. As well as line extensions where it might be a caliber in a rifle that might be a niche caliber and a #1 product, for example, and might be color case hardened frames on a single-action revolver, all of those are things we do as distributor, kind of limited runs.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Right. Right. When you look at your new product development, when you look at your design teams, do you give any -- given, again, how weak the economy, do you give any priority to design teams that are developing maybe more of a revolutionary new frame design versus just a caliber iteration as an extension? And not a dealer special, I understand the specials? I'm just trying to think of how you look at the flow. Or do you let your design teams just kind of evolve at their own pace, you're not trying to prioritize, I guess, a major new product launch versus moving at the head of the pack or trying to put more engineers on it or whatever?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Actually, we take -- put a lot of effort into our prioritization efforts. We have quarterly new product review sessions, so we cover all 3 of our factories, and we go through that. And basically, we rank order and prioritize our projects based on what we call gross margin dollars per day. And it's a rank ordering. We look at the forecast. We look at where we might be on the cost. We look at the competitive landscape and say this one needs to be moved to the head of the pack. Some of them are the more complex projects that are a brand-new frame, brand-new platform as we would say, those typically have a full team involved in it. And that team includes design engineers, mechanical engineers, that will support the fixturing, tooling, and gauging, once they gets into the shop floor as well as supply chain personnel and product management folks to ensure that, that big project comes in as close to on-target for both time and budget as possible. So we definitely prioritize the big payoff projects. And typically those are new platforms, something like when you think about the Pistol Caliber Carbine or the Wrangler, those are ones who we had full engineering development team assigned to it with their own dedicated project management staff to go through and make sure we hit all our key milestones.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. No, it's a good answer, and I appreciate that. As we saw a kind of -- in 2012, 2013, there was MSR rifle, lot of accessory furniture, and then we kind of got into the smaller self-defense the palm guns, a little -- smaller like your LCR and LCP. Are you -- as you look across the landscape in the firearms industry, are you seeing any revolutionary design? Are you seeing any direction in new product categories that might draw some interest? Well I was specifically talking about what's in your pipeline, I understand you want to be a little careful on that?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

What we think concealed carry remains a very strong segment in the market. We also think the MSR market has good opportunity. And frankly, even the bolt-action rifles in the hunting category, we've had great success last couple of years with calibers like the 450 Bushmaster and recently the 350 Legend. We've got not only standard SKUs or models, but we've got a bunch of distributors specials and they worked for 350 Legend. So we tried to go with that opportunity as some of those are bigger pockets of opportunity than others. But I think, things like even bolt-action rifles, we've seen some nice opportunities as well as we focus on the right niche.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Okay. Okay. Your Ruger Custom Shop, you started with Doug Koenig 1911, the 10/22, is that -- are you continuing to develop at a pace that you are happy with new product launches there?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

We are. Candidly, I'd like to go faster, but these are the type of high-end products that we really need to take our time on, and make sure we get it right in terms of features and quality. We recently had the GP100 product, it is very cool, we had out there, has a vented look on a barrel shroud. We have -- most recent addition is a Custom Shop, SR1911 and 45 Auto and that's another one that Doug Koenig helped us, both, conceive and design, and make sure we are bringing it up to the right standards, and so we've been very happy with that. And we're going to continue to take a fair measured approach to make sure we don't slip up in terms of either the specs or quality.

Operator

Our next question comes from [Max Metrobaugh] from [2M Incorporated].

Unidentified Analyst

Quick questions for you. So -- and perhaps if you can shine a little bit more light on this. So you guys have had a really, really good new product launch that has received really good response from the media and most of all the consumer and the retailers and during a lot of the channel check, and when you go (inaudible) and they can't get in stock a lot of their new products. On the other hand, here we have year-over-year declining numbers. I mean if you can possibly fill in the gap on there, possibly with the distribution channel or with somebody -- yet very conservative in terms of expectations for the new launches?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, in particular, a couple you may be talking about, Max, the Wrangler revolver, we make up in Newport, New Hampshire, got off to a great start, because of a unique niche at a very attractive price point. And when we typically see that advertised below $200 in a lot of cases. So it hits a nice price point, we know there's a lot of volume there. The challenge on new products is the demand is always greatest when production is frankly, at it's lowest or ramping up point. We're working very hard to get more Wranglers out. We've -- this is a gun that, I think, we have a total of actually 5 shifts throughout the week that covers 7 days to maximize what we can build and ship. We are in a process of moving more machines into that line to increase production there.

So this one here, we've got -- we think there's a lot of good opportunity, and that's really only in the 3 models we introduced, the 3 different color version of the 22 Long rifle. And so we're excited about it. But yes, I know there is some frustration out there at the certain retailers that haven't seen maybe that their allocation or what they would like to get from distributors. So it is a challenge sometimes with new products, we have seen it in the past. When you work through 2-step distribution, we don't necessarily connect with demand as fairly and as fluidly as perhaps we would like or as perhaps some dealers would like. But they are out there. We are making them everyday and shipping them everyday. So there is more -- and there's more coming.

Unidentified Analyst

Okay. If you can -- the next question, I was looking for this. Can you comment on your recent product mix, basically between long gun versus rifle -- I am sorry, long gun versus handgun? And perhaps, if you can comment on possibly the product, new introduction product overlap with the recent increases we saw in the NICS data for May and June, particularly, as it related to the frenzy buying for California and Washington? Thoughts on when I'm getting to add a -- did you guys -- were not able to possibly participate in that as much as you can because a lot of the new product introductions that would fit that bill weren't available?

Good point. One of the things you covered, I think, Max, in one of your articles, you're looking at the states like Illinois and California. For example, in California, we only have 1 pistol model on the Department of Justice roster. So in that centerfire, semiautomatic, higher capacity magazine world, not much we can do to play in California. We do try to make products available for those markets that have changed their laws, whether it's a 10-round or 15-round magazine limit. We recently introduced -- you may have seen the California-compliant version of our AR-556 using Juggernaut Tactical sticks magazine kit. Again, we try to have those models to be state compliant as quickly as we can and adapt to rules and changes in the law. But we did see, for example, with the -- when California changed some of the laws on magazines, we saw our magazines basically cleaned out, both at our level and distributor level. But that goes very quickly, and you have to move on to the, I think, the products with good staying power. So we see it. We react to it as best we can. But in some cases, like you pointed out with Illinois, and I think, it's California, it's tough to anticipate those changes in the law. We do our best to react to it and make sure we can continue to serve all our customers with compliant models for their states.

Unidentified Analyst

And I guess, the final question if you can comment. So shopruger.com, the website that (inaudible) started carrying more products on there, is that going to be a focus point going forward. Is it -- I am assuming now it's not be driving significant revenue, but are there possibly hopes that it will in the future?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I think ShopRuger is always going to be a good complement for our product line. A lot of our customers like to buy Ruger accessories or Ruger OEM parts directly from us rather than through a third-party. But we're always sensitive to competing with our bricks-and-mortar retailers. And so if that same item is available from a retailer, that's great. We'd rather -- they get the sale of that magazine from the local retailer then necessarily ShopRuger, but we want to be able to supply that magazine for customers who can't get it. Our customers are used to buying things online. And so we want to certainly participate in it. And I don't think it will be a major contributor from a revenue standpoint, but I think it's an important one to make sure we take care of our customers.

Operator

Our next question comes from [Austin Bonds] from Rule One Partners.

Unidentified Analyst

So just first off, I wanted to thank you guys for -- as a customer and a shareholder, sticking true to your values and not bending to some of the activists pressures that have been coming at you in the past couple of years. So thank you.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you.

Unidentified Analyst

As a first question, my only question. Do you guys have any estimate of how many first-time firearms owners there are annually in the U.S.? Just looking to get some type of a baseline of new owners, overall?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Of the top of my head, I don't have that estimate, I know the National Shooting Sports Foundation, our industry trade association has some pretty good data that is fairly current. I'm not sure it has been updated for anything as close to the current quarter or recent past, but I think it's fairly current. So again, rather than has us to guess, I suggest possibly talking to the folks at NSSF. I would tell you that it's a mix of customers. We see -- the new customers we love to get, we love to help them get their first gun, learn to use it safely, and then hopefully our goal is always to get them started with the Ruger beyond just a one gun, maybe you can still carry a person protection situation. And get them where they really start to enjoy the shootings sport. Get them into a 1022 or Precision Rimfire, maybe get them into one of our Mark IV pistols, let them really have a good time shooting. And then move their way up and through the product line. Because once we get -- once we get a Ruger customer, we tend to retain the Ruger customer for life.

Unidentified Analyst

I'll reach out to NSSF and see if they have any new stuff coming in. I think, the last report that I saw was a couple of years old.

Operator

Our next question comes from Joe Edelstein from Johnson Asset Management.

Joe Edelstein Johnson Investment Counsel, Inc. - Portfolio Manager

First question for you is just, if you could quantify the sales impact from losing the distributor that went bankrupt and related? To that, how do you view the health of your other partner distributors. Should we be anticipating any additional bankruptcies across the distribution chain?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I mean, we're not -- we don't quantify individual distributor sales or the impact. I mean, certainly, again, Ellett and Jerry's were both strong wholesalers for decades, candidly. And I've dealt with them as a company, in the 30 years I've been in the industry. It is a shame to see them go by the wayside, but that happens. I would tell you on the remaining members of our distributor base, we've got some that are -- our biggest and best distributors are extremely solid. They're well-capitalized, they watch their balance sheet as closely as we do, and we're very pleased with their performance. We'd always like them to buy more Ruger and keep more Ruger inventory, but we're -- in large measure, we're very satisfied with their performance. There may be some smaller distributors that may struggle during this period, but that remains to be same. At this point, we're not seeing anybody perhaps looking to go down the same path as Ellett Brothers and Jerry's, but you never know.

Joe Edelstein Johnson Investment Counsel, Inc. - Portfolio Manager

Okay. And maybe just related to the last question around new buyers and kind of what their underlying demand trend looks like and obviously the market has been volatile. And I know that you don't give any sort of annual guidance, but could you share some thoughts just around what you do think long-term sales growth could look like in margin, operating margin goals, earning algorithm goals that you might be able to share with us as you look out over the long-term? Clearly, things have not normalized yet, but just kind of where do you think we can go for this industry long-term?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, we certainly don't give financial guidance along those lines, looking at the future. I would tell you that we have a lot of confidence in the firearms business, I mean, that's all we do. We don't diversify beyond our core strength. There are certainly some gaps in our product line that we want to strengthen and grow with new products, primarily, organic growth. But if an opportunity presents itself down the road, that might make sense for an acquisition, we're open to that as well. So we think, there is a good headroom for Ruger to continue to grow in the firearms market. We don't plan to change our course of action. Or frankly, what we do best, which is make great firearms. The new products that we're working on, right now, come from a wide range of platforms, and we see a lot of opportunities for us to go out and get that business. So we've been in a declining or a potentially stagnant market. It's incumbent on us to go out and take that business with exciting new products.

Joe Edelstein Johnson Investment Counsel, Inc. - Portfolio Manager

Related to just a comment that you would you be open to acquisition, is it fair to say that you at least did look at the Savage & Stevens shotgun brand portfolio?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. We really can't comment on, on specifics there, but I would tell you, that when these opportunities come up and that we're on every investment banker's speed dial, and we get lots of calls to look at lots of companies, it just has to make sense for us. It has to make sense from both the product line overlap, multiple price point and things of that nature. But we get a lots of calls from the investment bankers anytime they've got a project or a company they are working with to sell.

Operator

Our next question comes from Brian Rafn from Morgan Dempsey.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Chris, you mentioned, a little bit about MSR sales and I'm wondering, are you seeing the market, maybe you guys producing or your SR-762 and the 556, and also, the lower price of the AR line. How are you seeing demand from a pricing standpoint? Do you see it migrating more towards the lower price lines versus some of the higher price gas impingement.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Brian, good question. Absolutely, we see a lot of downward pressure on pricing. We see some great prices out there right now on very well-executed M4 platforms like our AR-556. We're seeing a lot of pressure there. We see some bright spots when you've got the right new product mix, feature based, things like we launched our AR-556 with a free-flow hand guard or the MPR, the multi-purpose rifle that we introduced last year, those are really nice options that give you an upgraded look, maybe things like M-LOK attachments slots on the hand guard, some things that buyers are looking for at a slightly higher price point. But we're seeing, overall, a lot of pricing pressure on that line. The things like the AR lowers, whether stripped lowers or loaded lowers as we call them, you see those prices moving a little further south almost on a weekly basis, there is a lot of capacity out there, still in the AR world.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Got you. And you guys, I think, you've been very careful in the past, in the MSR and AR lines. Not to develop too much accessory, and limit the application for demand. Does that still kind of preclude you from -- on the M&A side going out on looking at specific companies that might make stocks or receivers or anything that might be objects from that standpoint? You guys have always been kind of careful on how much detail you put in furniture coming out of the factory?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Again, a good question. We really look at anything that comes our way. The accessory side is interesting. There's certainly things we buy from great suppliers. People like Magpul, some of the magazine vendors throughout the world. And some cool features we've put on. And when you look at the AR world, they tend to change pretty quickly as far as what the consumer wants. If you just -- if you think of the migration over what slots on the fore ends of an AR rifle, even that changes. So the ability to be vertically-integrated in some cases helps us react to that to make our own furniture in some cases. In other cases, some of the vendor-supplied items are very cool, very exciting and things that our customers want, so we go out and buy them from a good vendor and add them to our product mix.

When it comes to buying actual companies that produce those, again it's the same thing. We look at -- the multiples people are looking at, we look at the long-term viability. And whether it make sense and make sure that we are bringing more than just being a banker with our balance sheet to the table. We'd rather make sure it makes sense with Ruger long-term before we invest in it.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Got you. As you look to the turn, going into the fall, Chris, being kind of a tepid market challenged on unit volume. It's kind of pre-position, in the long gun areas? Is the hunting, kind of the standard bolt-action and obviously some of the MSR demand? How do you kind of go into this hunting season given the fact that certainly volumes are down?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

We are going into it pretty aggressively. We've got a lot of new SKUs in the bolt-action arena, coming out of both our New Hampshire facility and our North Carolina facility. Things like the 450 Bushmaster, caliber that I mentioned before as well as now the 350 Legend that Winchester brought to market, I think we really open up a lot of new opportunities for folks. And what we are seeing is what may initially start out as a niche calibers, gets broad acceptance. And we saw that with a 450 Bushmaster. We are probably, going to -- I think, we will see in the 350 Legend. And we've got, like I said, a lot of our distributors have already come back looking to have special makeups done in the 350 Legend caliber.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Got you. Got you. Any thing on the commodity feedstock side, commodity inflation, your steels, oils, woods, waxes, resins, green sand, anything that you're seeing on a cost pressure side?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

No. We saw -- frankly, when the tariffs were posed on offshore steel manufacturers, we saw some tightening of our supply chain for steel. We always buy our steel domestically, but we did see a supply look like it was tightening, we make sure, we have plenty of steel in inventory to cover our production. So that's where I think strength of our balance sheet allows us where we need to go ahead and buy a little bit deeper in the raw material side than some people might be able to. And that's how we make sure, we're ready to go when things either pick back up or when that supply chain continues to get tight. But right now, on the actual pricing, we're not really seeing it. We're in a pretty good shape, I think in terms of all those commodities that you mentioned.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Got you. Anything, from the military or police on the MSR side? Any things that you are looking at or what is kind of the field demand there. That's always kind of a special, I know, from a distributor standpoint. But I'm just wondering, if you're seeing any business on that side?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

It's typically not our biggest focus. We are seeing good interest from tactical teams on our Precision Rifle series. Especially, now we've got the 300 Win Mag, 6.5 Creedmoor and some of the magnum calibers 338 Lapua. We're seeing some good testing evaluation requests, some of those may be for small Police Department, some of those may be for larger groups, but so far I wouldn't say, it is having a measurable impact on our revenue just yet, but we're pleased with our performance in some of those T&E trials.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Okay. And then just one on the foundries of its new quarter, whether anything on the legacy boundary relative to being wound down or slow going? And I think you're running 2 of the mini foundries like last call, just any update there?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. We've got the 2 rollover furnaces or mini foundries working well for us. They are pretty much covering all of our capacity that we need right now. So no plan at the present time to put on the third. And as far as the Legacy foundry, we still it use for few, a few items, but very, very few. It's not completely shutdown, but there are some things we do for our revert, our material that comes out of the casting process to be re-melted down, but aside from that most of our production, virtually all of our production is shifted over to the mini foundries and we're very pleased with the process the folks have made up there.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. Got you. Chris, you mentioned the bankers on the speed dial, relative to Stevens & Savage and that, some of these fields. Are you seeing, given, kind of this [coupled your malaise]. Are you seeing pricing -- when are you seeing any pricing come down on multiples? And what's been from the standpoint of kind of the deal flow for you guys? Is it down? Is it up? Is it [hit] or miss, all over the place? What's been kind of the pace?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

They come in spurts, it seems like. We've get a book from somebody else on small accessory companies, we'll see a bigger company. And I would say, prices have probably come down a little bit. But still, so far, as you're seeing are from an acquisition announcement from Ruger, they haven't come down to the point where we be comfortable making that change just yet. Who knows, as far as your companies are different level of success right now in our industry, so there maybe some other things coming. We're going keep our eyes open, be opportunistic and hopefully take advantage of our strong balance sheet, if and when the right opportunity comes around. That may happen in the near term. If it doesn't, we're going to do our best to get that business by organic growth.

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research and Lead Portfolio Manager

Yes. How ridiculous are the multiples on EBITDA in some of those cases?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I think -- I wouldn't characterize that it's ridiculous. I think some companies still have pretty high expectations of what they're going to see our return. But I think there -- I wouldn't put them in a ridiculous category, I think they moderated maybe their expectations, I think, getting closer to what might be a value for Ruger.

Operator

I show no further questions in the queue. At this time, I would like to turn the call back over to Chris Killoy, Chief Executive Officer, for closing remarks.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you. On behalf of our over 1,700 dedicated Ruger employees, I'd like to thank you for your continued interest in Ruger, and I look forward to speaking with all of you in our third quarter earnings call in November.

Operator

Thank you, ladies and gentlemen, for attending today's conference. This concludes the program. You may all disconnect. Good day.

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